EMPLOYMENT AGREEMENT, dated as of March 19, 1996, by and between GENDEX-DEL MEDICAL IMAGING CORP., a Delaware corporation with offices at 11550 West King Street, Franklin Park, Illinois 60131 (the "Corporation"), and JOHN MACLENNAN, an individual residing at 2269 Riverwoods Drive, Naperville, Illinois 60565 (the "Executive").

                              W I T N E S S E T H:



                  WHEREAS, the Corporation desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and
                  WHEREAS, the Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.
                  NOW, THEREFORE, the parties mutually agree as follows:
                  Section 1. Employment. The Corporation hereby employs the Executive and the Executive hereby accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.
                  Section 2. Duties. Executive shall serve as Vice President and General Manager of the Corporation and shall properly perform such duties consistent with the positions of Vice President and General Manager, as may be assigned to him from time to time by the Executive Vice President or the
Chairman and Chief Executive Officer of the Corporation or Del Global Technologies Corp. ("Del"). Executive shall be employed at the Corporation's Chicago, Illinois facility and shall remain employed within a radius of 25 miles of such facility at all times during the term of this Agreement. If requested by the Corporation and with Executive's consent, the Executive shall serve

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on the Board of Directors of the  Corporation or any affiliates  thereof,  or on any committee of such Boards of Directors, without additional compensation, provided that Executive is indemnified to the same extent as other Directors of the Corporation. During the term of this Agreement, the Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.
                  Section  3. Term of  Employment.  The term of the  Executive's employment shall commence as of the date hereof and shall continue for three (3) years from the date hereof or until terminated pursuant to Section 5 hereof.
                  Section 4.  Compensation of Executive.
                            4.1. Compensation.  The Corporation shall pay to the
Executive as annual compensation for his services hereunder a base salary ("Base Salary") as follows: (i) for the period commencing with the date hereof and ending twelve (12) months from the date hereof, the Executive shall be paid a Base Salary equal to One Hundred Twenty-Five Thousand ($125,000) Dollars; (ii) for the next twelve (12) month period, the Executive shall be paid a Base Salary equal to One Hundred Thirty-One Thousand Two Hundred Fifty ($131,250) Dollars; and (iii) for the next twelve (12) month period, the Executive shall be paid a Base Salary equal to One Hundred Thirty-Seven Thousand Eight Hundred Twelve ($137,812) Dollars.
                            The Base  Salary  shall  be  payable  bi-weekly,  in
accordance  with  the  Corporation's   regular  payroll  practices,   less  such
deductions  as  shall  be  required  to  be  withheld  by  applicable   law  and
regulations.
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                            4.2.  Bonus.  In  addition to his annual Base Salary
the Executive  shall receive a bonus ("Bonus") with respect to each fiscal year,
or  portion  thereof,   of  employment  equal  to  three  (3%)  percent  of  the
Corporation's Pre-Tax Net Income (as hereinafter defined) in excess of $500,000 for such year. The Executive shall receive the pro rata portion of the Bonus based on the portion of the Corporation's fiscal year that has elapsed, for the periods (i) commencing on the date hereof and ending July 30, 1996, the last day of the Corporation's 1996 fiscal year; and (ii) commencing on the first day of the Corporation's fiscal year beginning August 1997 and ending three years after the date of this Agreement. The Bonus shall be payable within sixty (60) days
after  the  Corporation's   regularly  employed  independent   certified  public
accountants ("Accountants") determine the Pre-Tax Net Income for each fiscal year during the term of this Agreement.
                            4.3. Stock Options.  Del, the  Corporation's  parent
corporation, has previously granted to Executive the option to purchase 15,000 shares of its common stock, $.10 par value at an exercise price of $8.00 per share. Del represents and warrants that the shares of common stock underlying such options have been registered pursuant to an effective Form S-8 registration statement filed with the Securities and Exchange Commission.

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Executive's  Base  Salary  for such year,  as  determined  by the  Corporation's
Accountants, a copy of which determination shall be delivered to Executive contemporaneously with the payment of the Bonus. No allocation shall be made for general or administrative expenses of Del or intercompany loans or for other allocations that do not confer a direct or indirect benefit to the Corporation and all transactions between the Corporation and affiliates shall be on a consistent basis as is Del's practice with its other affiliates.
                            4.5.   Expenses.   The  Corporation   shall  pay  or
reimburse the Executive for all reasonable and necessary business, travel or other expenses, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder.
                            4.6.  Benefits.   Executive  shall  be  entitled  to
participate in such group insurance, hospitalization, and group health benefit plans and option plans, profit sharing plans and all other benefits and plans as the Corporation provides to its executives to the extent that the Executive is eligible under the terms of such plans. The Corporation shall provide Executive with a monthly $400 automobile allowance and upon presentation of documentation thereof, the Corporation shall reimburse Executive for the reasonable fuel, maintenance and insurance expenses of such automobile.
                            4.7.  Discretionary  Payments.  Nothing herein shall
preclude the Corporation from paying Executive such bonus or bonuses or other compensation, as the Board of Directors, in their discretion, may authorize from time to time.
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                    Section 5. Termination.
                            5.1. Termination of Employment. This Agreement shall
terminate upon the death, Disability, as hereinafter defined, or termination of employment of the Executive For Cause, as hereinafter defined, or because
Executive wrongfully leaves his employment hereunder. In the event of a termination For Cause or because Executive wrongfully leaves his employment hereunder, the Corporation shall pay Executive all accrued and unpaid Base Salary through the date of termination. In the event of termination upon the death or Disability of Executive or if Executive's employment is terminated by the Corporation without cause, the Corporation shall pay to the Executive, any person designated by the Executive in writing or if no such person is designated, to his estate, as the case may be, the aggregate amount of the accrued and unpaid Base Salary and accrued and unpaid Bonus, on a pro rata basis through the date of such termination. All payments for accrued pro rata payments of Bonus shall be payable in accordance with the provisions of Section 4.2 hereof. In addition, Executive or his estate shall be entitled to receive all benefits accrued to the date of termination pursuant to the Corporation's incentive or benefit plans.
                            5.2.    Disability    Defined.   As   used   herein,
"Disability" shall mean the Executive is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of ninety (90) consecutive days or for a period of one hundred twenty (120) days in any one hundred eighty (180) day period.
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                            5.3. "For Cause" Defined.  As used herein,  the term
"For Cause" shall mean the following events only:
                                    (i) Executive's  conviction or indictment in
                  a court of law of any crime or offense involving willful misappropriation of money or other property or any other crime (whether or not involving the Corporation) involving moral turpitude and which constitutes a felony; or
                                    (ii) The material breach by Executive of any
                  provision of this Agreement and Executive shall have failed to cure such breach within thirty (30) days of the receipt by Executive of written notice detailing the alleged breach of this Agreement; provided, however, that Executive shall not have the right to cure a material breach if a substantially similar breach of this Agreement has occurred at any other time during the term of this Agreement; or
                                    (iii)Willful    misconduct    or    reckless
                  disregard  of  his  responsibilities   under  this  Agreement.
                  Section 6. Covenant Not To Compete.
                            6.1.  Non-Compete.  The parties  confirm  that it is
reasonably necessary for the protection of the Corporation that Executive agree, and accordingly, Executive does hereby agree, that he will not, directly or indirectly, except for the benefit of the Corporation, at any time during the "Restricted Period", as hereinafter defined:
                                    (i) engage in any business  competitive with
                  the business (the "Business") conducted by the Corporation or by Dynarad Corp.
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                  ("Dynarad"), an affiliate of the Corporation,  for his account or render any services, which constitute engaging in the Business, in any capacity to any person (other than the Corporation or its affiliates); or become interested in any persons engaged in the Business (other than the Corporation or its affiliates) as a partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity;
                                    (ii)   solicit,   or  cause  or   authorize,
                  directly or indirectly, to be solicited, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation or Dynarad; or
                                    (iii) solicit directly or indirectly (x) any
                  supplier which has sold products to the Corporation or Dynarad (or which has at the time of such termination a current quote or proposal to the Corporation or Dynarad or (y) any customer of the Corporation or Dynarad (or which has at the time of
                  such   termination  a  current  quote  or  proposal  from  the
                  Corporation or Dynarad).
                            6.2.  Unenforceability.  If any of the  restrictions
contained in this Section 6 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.
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                            6.3. Restricted Period. The term "Restricted Period"
as used in this Section 6, shall mean the period of Executive's employment hereunder plus one (1) year.
                            6.4.  Survival.  The  provisions  of this  Section 6
shall survive the expiration or prior termination of Executive's employment hereunder and until the end of the Restricted Period as provided in Section 6.3 hereof.
                            6.5.  Termination  Without  Cause.   Notwithstanding
anything to the contrary set forth in this Agreement, the covenant not to compete set forth in this Section 6 shall not apply in the event Executive's employment is terminated without cause.
                  Section 7.  Disclosure of Confidential Information.
                                    (i) Executive  recognizes  that he will have
                  access to secret and confidential information regarding the Corporation and Dynarad, its product, know-how, customers and plans. Executive acknowledges that such information is of great value to the Corporation and Dynarad, is the sole property of the Corporation and Dynarad and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his
                  employment,   which  is   treated  as   confidential   by  the
                  Corporation or its affiliates and not otherwise in the public domain; and

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                                    (ii) The  provisions of this Section 7 shall
                  survive Executive's employment hereunder.
                  Section 8. Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 6 or 7 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without the requirement of posting a bond or other security or showing special damages. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.
                  Section 9. Severance Pay. In the event Executive's employment by the Corporation is not continued for an additional one (1) year beyond the term of this Agreement for any reason other than For Cause, at the end of such additional year the Corporation shall pay the Executive an amount equal to the difference between (x) the Base Salary of Executive during the last twelve (12) months of the term of this Agreement and (y) any compensation of any kind whatsoever which Executive is entitled to receive as a result of his employment
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by another entity during such additional one (1) year period.
                  Section 10. Miscellaneous.
                  10.1.  Entire  Agreement.   This  Agreement   constitutes  and
embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written with respect to the matters covered by this Agreement, between the Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.
                  10.2. Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.
                  10.3. Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive other than as expressly provided herein. Any purported assignment by Executive in violation hereof shall be null and void.

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                  10.4.  Captions.  The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
                  10.5. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or special overnight delivery to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.
                  10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the United States Federal Courts or Nassau County Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the Eastern District of New York or Supreme Court, Nassau County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.
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                  10.7.   Counterparts.   This   Agreement   may   be   executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

As to Section 4.3 only:                        GENDEX-DEL MEDICAL IMAGING CORP.

DEL GLOBAL TECHNOLOGIES CORP.

                                               By:/S/Leonard A. Trugman
                                               ------------------------
By:/S/Leonard A. Trugman                          Leonard A. Trugman, President
------------------------
   Leonard A. Trugman, Chairman
      CEO and President


/S/John MacLennan
-----------------
JOHN MACLENNAN

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